Exhibit (d)(2)

September 4, 2021

CONFIDENTIAL

Richard Rossi

Senior Vice President & General Counsel

116 Huntington Avenue

Boston, MA 02116

Ladies and Gentlemen:

In connection with the consideration by American Towers LLC, a Delaware limited liability company, on behalf of itself, its parent company, American Tower Corporation, its subsidiaries and affiliates (“Counterparty”) of a possible negotiated transaction (a “Transaction”) with CoreSite Realty Corporation (the “Company,” and collectively with Counterparty, the “parties,” and each a “party”), each of the parties has been or may be furnished with certain Confidential Information (as defined below) by or on behalf of the other party. For purposes of this letter agreement, the party disclosing Confidential Information to the other party is referred to as the “Disclosing Party” and the party receiving Confidential Information from the Disclosing Party is referred to as the “Receiving Party”. As a condition to such Confidential Information being furnished or made available to each other, for the parties’ consideration of the Transaction and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.

For purposes of this letter agreement, (i) “Transaction Information” means (a) the fact that investigations, discussions or negotiations are taking place or have taken place concerning a possible Transaction, (b) any of the terms, conditions or other facts with respect to any such possible Transaction, including the status or timing thereof or either party’s consideration of a possible Transaction, (c) that the parties or any of their respective affiliates (as defined below) are or have been considering or reviewing a transaction involving or relating to the other party or taking any of the actions described in paragraph 10 hereof or (d) that this letter agreement exists or that Confidential Information has been requested or made available to the Receiving Party or its Representatives (as defined below) and (ii) “Confidential Information” means any Transaction Information and any confidential, proprietary or non-public information (whether prepared by the Disclosing Party, its Representatives or otherwise, and whether oral, written or electronic) concerning, relating to or belonging to the Disclosing Party or its subsidiaries that the Disclosing Party or its Representatives (in such capacity) furnish, disclose or make available, or have furnished, disclosed or made available, before, on or after the date hereof to the Receiving Party or its Representatives or is otherwise ascertained by the Receiving Party or its Representatives through due diligence investigation of any such information or discussions with employees or other Representatives of the Disclosing Party, together with such portions of any analyses, summaries, notes, forecasts, studies, data and other documents

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September 4, 2021

and materials in whatever form maintained, whether prepared by the Disclosing Party or the Receiving Party or the Disclosing Party’s or the Receiving Party’s respective Representatives or others, which contain or reflect any such information.

2.

Other than with respect to any Transaction Information, Confidential Information does not include information that (a) is already in the Receiving Party’s possession, provided that such information is not known by the Receiving Party to be subject to an obligation of confidentiality to the Disclosing Party, (b) is or becomes generally available to the public other than as a result of a disclosure, or any other act or omission, in violation of the terms hereof, by the Receiving Party or its Representatives, (c) is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or its Representatives, provided that such source is not known by the Receiving Party, after due inquiry, to be bound by an obligation of confidentiality to the Disclosing Party with respect to such information, (d) is independently developed by the Receiving Party without reference to or use of any Confidential Information or (e) is confirmed in writing by the Disclosing Party as no longer treated as confidential by the Disclosing Party.

3.

The Receiving Party and its Representatives shall keep all Confidential Information confidential, shall not disclose Confidential Information to any third party and shall use Confidential Information solely for the purpose of evaluating, proposing, conducting due diligence with respect to and/or negotiating a possible Transaction (and, if the parties enter into a definitive agreement providing for a Transaction, executing the Transaction so provided for therein) (the “Purpose”) and for no other purpose; provided, however, Confidential Information may be disclosed to such of the Receiving Party’s Representatives who (i) in Receiving Party’s reasonable estimation, need to know such information solely for the Purpose, (ii) are advised of the confidential nature of the Confidential Information and their obligations pursuant to this letter agreement and directed to comply herewith and (iii) are obligated to keep such information confidential to at least the extent required hereby. The Receiving Party shall be responsible for any breach of this letter agreement by its Representatives (in such capacity). In addition, Counterparty acknowledges and agrees that American Tower Corporation and its subsidiaries, affiliates, Representatives, and any other person acting on behalf of or in concert with any of the foregoing shall each be bound by all provisions of this letter agreement applicable to, respectively, the Counterparty, its subsidiaries, affiliates, Representatives or any other person acting on behalf of or in concert with any of the foregoing to the same extent as if American Tower Corporation were a direct party hereto in lieu of American Towers LLC. Each of American Towers LLC and American Tower Corporation shall be responsible for causing the other to comply with this letter agreement. Confidential Information shall remain the property of the Disclosing Party, and its disclosure shall not confer on the Receiving Party or its Representatives any rights with respect to such Confidential Information other than rights specifically set forth in this letter agreement. The Receiving Party understands that some Confidential Information deemed competitively sensitive may be designated for review solely by the Receiving Party’s outside Representatives and/or by a limited number or category of the Receiving Party’s employees designated by the Disclosing Party, and the Receiving Party agrees to, and to cause its Representatives to, abide by any such designation; provided, however, the Disclosing Party will identify Confidential Information as competitively sensitive

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September 4, 2021

prior to disclosure to the Receiving Party. The Receiving Party and its Representatives shall exercise the same degree of care that it or they, as applicable, use to protect its or their own confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Confidential Information.

4.

In the event that either party, as a Receiving Party or any of its Representatives, receives a request, or is required, to disclose all or any part of the Confidential Information (or to make any disclosure otherwise prohibited hereby) under the terms of a subpoena, deposition, interrogatory, request for information or documents, civil investigative demand or other legal process or order issued by a court or governmental, regulatory or administrative body of competent jurisdiction or under any law, regulation, governmental proceeding or stock exchange rule, each party, as a Receiving Party, agrees to, and to cause its Representatives to, (a) to the extent permitted by the applicable law, regulation or body of competent jurisdiction, promptly notify the Disclosing Party of the existence, terms and circumstances surrounding such a request or requirement so that it may seek an appropriate protective order and/or waive the Receiving Party’s compliance with the provisions of this letter agreement (and, if the Disclosing Party seeks such an order, to provide such reasonable cooperation during normal business hours as the Disclosing Party shall reasonably request at the Disclosing Party’s sole expense) and (b) if, following the failure of the Disclosing Party to obtain such protective order, disclosure of such Confidential Information is required in the opinion of the Receiving Party’s legal counsel, exercise reasonable efforts (other than expenditure of funds) to obtain an order or other reliable assurance that confidential treatment will be accorded to such of the disclosed information which the Disclosing Party so designates. Following the failure of the Disclosing Party to obtain such protective order prior to the required disclosure, if in the opinion of the Receiving Party’s legal counsel, disclosure of such Confidential Information is required, the Receiving Party and its Representatives shall be permitted to disclose only that portion of the Confidential Information that is, in the opinion of the Receiving Party’s legal counsel, required to be disclosed. For the avoidance of doubt, it is understood and agreed that the Receiving Party shall not be deemed to be requested or required under applicable law or applicable rules or regulations of any national securities exchange to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, the Receiving Party or any person acting on its behalf or in concert with the Receiving Party may be prohibited from purchasing, selling or engaging in derivative or other voluntary transactions with respect to the securities of the Disclosing Party or that the Receiving Party may be unable to file any proxy or other solicitation materials or tender or exchange offer materials, in compliance with Section 14 of the Securities Exchange Act of 1934, as amended or the rules or regulations promulgated thereunder (the “Exchange Act”).

5.

Each party acknowledges that it is aware that the United States securities laws may prohibit persons in possession of material, nonpublic information regarding an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

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September 4, 2021

6.

Each party, as a Receiving Party, understands that neither the other party, as a Disclosing Party, nor any of its Representatives have made or make any express or implied representation or warranty as to the accuracy or completeness of the Confidential Information, and the Disclosing Party and such other persons expressly disclaim any and all liability to the Receiving Party or any other person that may be based upon or relate to (a) the use of the Confidential Information by the Receiving Party or any of its Representatives or (b) any errors therein or omissions therefrom. Only those representations or warranties that are made in any definitive agreement with respect to any Transaction, when, as, and if it is executed and delivered, and subject to such limitations and restrictions as may be specified in such definitive agreement, will have any legal effect. Except for the matters specifically agreed to herein, each party, as a Receiving Party, also agrees that neither the Disclosing Party nor its Representatives shall have any liability to the Receiving Party or its Representatives or equityholders on any basis (including, without limitation, in contract, tort, under federal or state securities laws or otherwise), and neither the Receiving Party nor its Representatives will make any claims whatsoever against such other persons, with respect to or arising out of: a possible Transaction, as a result of this letter agreement or any other written or oral expression with respect to a possible Transaction; the participation of such party and its Representatives in evaluating a possible Transaction; the review of or use or content of the Confidential Information or any errors therein or omissions therefrom; or any action taken or any inaction occurring in reliance on the Confidential Information; provided, however, in each case, except as may be included in any definitive agreement with respect to any Transaction.

7.

At the written request of the Disclosing Party, the Receiving Party shall promptly (and cause its Representatives to promptly), at the Receiving Party’s election, either (a) redeliver to the Disclosing Party all written or electronic Confidential Information received from or on behalf of the Disclosing Party or (b) destroy all such written or electronic Confidential Information, including all reproductions thereof, then in the Receiving Party’s or its Representatives’ possession, other than information that cannot legally or reasonably be destroyed. In either event, the Receiving Party shall also destroy all written or electronic data developed or derived from the Disclosing Party’s Confidential Information, and shall cause its Representatives to do likewise. At the written request of the Disclosing Party, the destruction pursuant to this paragraph shall be confirmed in writing to the Disclosing Party by an authorized officer of the Receiving Party. In such event, all oral Confidential Information shall remain subject to the terms of this letter agreement for the term of this letter agreement. Notwithstanding the foregoing, the obligation to return or destroy Confidential Information shall not cover information that is (x) automatically maintained on routine computer system backup tapes, disks or other electronic or magnetic storage devices, (y) retained for compliance purposes or pursuant to a bona fide pre-existing record retention policy or (z) required to be retained by a stock exchange, FINRA, law or regulation as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices except to the extent required by a stock exchange, FINRA, law or regulation; provided that such materials referenced in this sentence, as well as any and all Transaction Information, shall remain subject to the confidentiality obligations of this letter agreement for the term of this letter agreement.

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September 4, 2021

8.

Neither the Company nor any of its affiliates or subsidiaries, nor Counterparty nor any of its affiliates or subsidiaries, will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this or any written or oral expression with respect to such Transaction by any of their respective directors, officers, employees, agents or any other Representatives, except for the matters specifically agreed in this letter agreement. No contract or agreement providing for a Transaction shall be deemed to exist unless and until a definitive agreement has been executed and delivered by each of the parties thereto, and each party hereby waives, in advance, any claims (including, without limitation, breach of contract claims providing for a Transaction) in connection with such a Transaction unless and until a definitive agreement has been executed and delivered by each of the parties thereto. Each party further acknowledges and agrees that (a) neither party shall have an obligation to authorize or pursue any Transaction, (b) neither party has, as of the date hereof, authorized or made any decision to pursue or engage in any such Transaction and (c) each party reserves the right to reject all proposals and to terminate discussions and negotiations at any time. For purposes of this letter agreement, the term “definitive agreement” does not include an executed letter of intent or any other preliminary written document, unless specifically so designated in writing and executed by both parties, nor does it include any written or oral offer or bid or any written or oral acceptance thereof, provided, however that such letter of intent or other preliminary written document may contain terms that are binding on the parties, which such binding terms are not deemed to be waived by this paragraph. This letter agreement does not constitute or create any obligation of the Disclosing Party to provide any Confidential Information or other information to the Receiving Party, but merely defines the rights, duties and obligations of the parties with respect to Confidential Information to the extent it may be disclosed or made available. Under no circumstances is the Disclosing Party obligated to disclose or make available any information, including any Confidential Information that the Disclosing Party in its sole discretion determines not to disclose.

9.

Neither the Receiving Party nor any of its Representatives will initiate or cause to be initiated any unless it receives prior written consent (a) communication concerning the Confidential Information; (b) requests for meetings with management in connection with a potential Transaction; or (c) other communication relating to the Disclosing Party (other than in the ordinary course of business), the Confidential Information or a potential Transaction, in each case with any shareholder, director, officer or employee of the Disclosing Party or any of its subsidiaries who has not been designated by the Disclosing Party as a participant in discussions or diligence. Any requests directed to the Company for Confidential Information, meetings, or discussions relating to a possible Transaction should be directed to Qazi M. Fazal of Evercore, or its respective designees, unless otherwise specified in writing by the Company. Any requests directed to Counterparty for Confidential Information, meetings, or discussions relating to a possible Transaction should be directed to Nate Brown or Matt Douglas, or their respective designees, unless otherwise specified in writing by Counterparty.

10.

Counterparty hereby agrees that, for a period of two years from the date of this letter agreement (the “Standstill Period”), unless specifically invited in writing by the Company, neither Counterparty nor its Representatives (acting on its behalf) or any other person acting on behalf

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of or in concert with Counterparty or any of its controlled affiliates will, in any manner, directly or indirectly:

a.

effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in:

i.

any acquisition of any securities (or beneficial ownership thereof as defined in Rule 13d-3 under the Exchange Act), or rights or options to acquire any securities (or beneficial ownership thereof) of the Company or its subsidiaries, or assets constituting a significant portion of the consolidated assets of the Company or its subsidiaries, or any indebtedness or businesses of the Company or its subsidiaries;

ii.

any tender offer or exchange offer, merger or other business combination involving the Company or any of its subsidiaries or assets of the Company or any of its subsidiaries constituting a significant portion of the consolidated assets of the Company or any of its subsidiaries;

iii.	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

iv.	any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote any voting securities of the Company or any of its subsidiaries;

b.

form, join, or in any way communicate or associate with any security holders or participate in a “group” (as defined under the Exchange Act) with respect to the Company or any of its subsidiaries or any voting securities of the Company or any of its subsidiaries;

c.

otherwise act, alone or in concert with others, (i) to seek representation on or to control, change, advise or influence the management, board of directors or policies of the Company or any of its subsidiaries, (ii) to obtain representation on the board of directors of the Company or any of its subsidiaries or (iii) to propose any matter to be voted upon by the security holders of the Company or any of its subsidiaries;

d.	publicly disclose or direct any person to publicly disclose, any intention, plan or arrangement inconsistent with the foregoing;

e.

take any action that could reasonably be expected to cause or legally require Counterparty, the Company or any other person to disclose or make a public announcement regarding, any Confidential Information or any matter of the types set forth in this paragraph 10; or

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September 4, 2021

f.	advise, assist, direct or intentionally encourage any person to advise, assist or intentionally encourage any other persons to do or attempt to do any of the foregoing.

Counterparty also agrees during the Standstill Period not to request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this paragraph 10 (including this sentence). Notwithstanding the foregoing, the provisions of this paragraph will immediately terminate if (i) the Company enters into a definitive agreement with respect to a transaction or series of related transactions involving all or a majority of (x) the voting securities of the Company or (y) the consolidated assets of the Company (in each case, whether by merger, consolidation, acquisition, issuance, business combination, joint venture, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise) or (ii) any third party commences (or publicly announces an intention to commence) a tender offer or exchange offer for all or a majority of the Company’s outstanding voting securities and the Company or the Board of Directors of the Company either recommends or accepts such offer or fails to recommend that its stockholders reject such offer within 10 business days from the date of such commencement or announcement.

11.

For a period of two years from the date of this letter agreement, without the Company’s prior written consent, neither Counterparty nor its subsidiaries will, directly or indirectly, solicit for purposes of employment, offer to hire, hire, or enter into any employment contract with, (i) any officer of the Company or any of the Company’s subsidiaries that are identified in the Company’s Annual Report on Form 10-K (or exhibits thereto) or are otherwise known by the Counterparty to be subsidiaries of the Company, or (ii) any other management-level employee of the Company or its subsidiaries with whom Counterparty has contact or of whom Counterparty become aware, in each case, in connection with the evaluation, negotiation and/or implementation of a potential Transaction, or otherwise solicit, induce or otherwise encourage any such person to discontinue or refrain from entering into any employment relationship (contractual or otherwise) with the Company or any of its subsidiaries, other than (x) solicitation or general recruitment of employees other than executive officers of the Company or its subsidiaries through general advertising, employment agencies or other general solicitation not specifically targeted to such employees or otherwise intended to circumvent the provisions of this paragraph 11 and (y) hiring employees other than executive officers of the Company (A) as a result of solicitation permitted by the preceding clause or (B) who contact Counterparty of their own accord without any encouragement or solicitation by or on behalf of Counterparty.

12.

Each party, as a Receiving Party, acknowledges that the Disclosing Party may be entitled to the protections of the attorney work-product doctrine, attorney-client privilege or similar protections or privileges with respect to portions of the Confidential Information. The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work-product protections, attorney-client privileges or similar protections or privileges as a result of the disclosure of such Confidential Information pursuant to this letter agreement. The parties (a) share a common legal and commercial interest in such Confidential Information, (b) may become joint defendants in proceedings to which such Confidential

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Information relates and (c) intend that such protections and privileges remain intact should either party be, or become, subject to any actual or threatened proceeding to which such Confidential Information relates. In furtherance of the foregoing, the Receiving Party will not claim or contend, in any proceedings involving either party, that the Disclosing Party waived the protections of the attorney work-product doctrine, attorney-client privilege or similar protections or privileges solely as a result of the disclosure of Confidential Information pursuant to this letter agreement.

13.

Each party, as a Receiving Party, agrees that the Disclosing Party would be irreparably injured by a breach of this letter agreement by the Receiving Party or its Representatives and that money damages are an inadequate remedy for an actual or threatened breach of this letter agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the Disclosing Party in the event that this letter agreement is breached. Therefore, the Receiving Party agrees to the granting of specific performance of this letter agreement and injunctive or other equitable relief as a remedy for any such breach or threatened breach, as determined by a court of competent jurisdiction, without proof of actual damages. The Receiving Party further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy, and in the event such agreement to waive such requirement is found to be invalid, the Receiving Party agrees to stipulate that a bond in the amount of $1,000 is adequate. Such remedy shall not be deemed to be the exclusive remedy for the Receiving Party’s or its Representatives’ breach of this letter agreement, but shall be in addition to all other remedies available at law or equity to the Disclosing Party.

14.

This letter agreement shall expire and be of no further force or effect from the earlier of (i) the third anniversary hereof and (ii) the closing of a Transaction between the parties to this letter agreement or their affiliates. This letter agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. This letter agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all previous agreements, written or oral, between the parties or their respective affiliates, relating to the subject matter hereof. Neither party may assign this letter agreement, in whole or in part, without the prior written consent of the other party.

15.

This letter agreement may be modified or waived only by a separate writing between the parties executed by both parties setting forth an express modification or waiver. It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege under this letter agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. In addition, no waiver by either party of any breach of this letter agreement shall be deemed to extend to any other breach hereof, whether prior or subsequent, or affect in any way any rights arising because of any such other breach.

16.

If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and

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effect to the fullest extent permitted by law and shall in no way be affected, impaired or invalidated.

17.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. Each party irrevocably (a) submits to the exclusive jurisdiction of the Delaware Court of Chancery, or in the event that the Delaware Court of Chancery lacks jurisdiction, the U.S. District Court for the District of Delaware, for purposes of any suit, action or other proceeding arising out of this letter agreement, or of the transactions contemplated hereby, that is brought by or against such party, (b) agrees that all actions or proceedings arising out of or relating to this letter agreement or the transactions contemplated hereby shall be litigated exclusively in such courts and (c) agrees not to commence any legal proceeding related hereto except in such courts. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby in the above referenced courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

18.

For purposes of this letter agreement, (a) the term “Representatives” means (i) a party’s directors, officers, employees, agents, subsidiaries, advisors, or representatives (including attorneys, accountants, consultants and financial advisors), and (ii) only from and after such time as the Disclosing Party consents in writing in its sole discretion, potential sources of financing to the Receiving Party or its subsidiaries; (b) the term “subsidiary” means, when used with respect to any party, (i) a person or entity that is directly or indirectly controlled by such party, (ii) a person or entity of which such party beneficially owns, either directly or indirectly, more than 50% of the total combined voting power of all classes of voting securities of such person or entity, the total combined equity interests of such person or entity or the capital or profit interests, in the case of a partnership, or (iii) a person or entity of which such party has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body of such person or entity; (c) the term “control” means, when used with respect to any specified person or entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract, agreement, or otherwise; (d) the term “affiliate” shall be as such term is defined under the Exchange Act; and (e) the term “person” shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

19.

Any notice which either party desires or is required to give to the other party hereunder shall be in writing, and shall be sent by certified mail, return receipt requested, by hand delivery (against a signed receipt), by reputable overnight delivery service (such as Federal Express) which can certify actual delivery at the addresses set forth below, or by email:

American Towers LLC

September 4, 2021

To the Company:

CoreSite Realty Corporation

1001 17th Street, Suite 500

Denver, CO 80202

Attn:    Derek S. McCandless

Email: Derek.McCandless@coresite.com

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attn:    Adam O. Emmerich

Zachary S. Podolsky

Email: AOEmmerich@wlrk.com

ZSPodolsky@wlrk.com

To Counterparty:

American Towers LLC

c/o American Tower Corporation

Attn: SVP General Counsel, US Tower

10 Presidential Way

Woburn, Massachusetts 01801

Phone: (781) 926-4500

Attn:    Ed DiSanto

Richard Rossi

Michael McCormack

Janae Walker

Email: Ed.DiSanto@AmericanTower.com

Richard.Rossi@americantower.com

Michael.McCormack@americantower.com

Janae.Walker@americantower.com

With a copy to:

American Towers LLC

Attn: General Counsel

116 Huntington Avenue

Boston, MA 02116

Either party may change its address for purposes hereof by giving written notice to the other party in accordance with this paragraph. Any notice given by certified mail, as aforesaid, shall

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be deemed given on the third (3rd) day after such notice is deposited with the United States Postal Service. Any notice given by hand, as aforesaid, shall be deemed given when received (against a signed receipt). Any notice given by overnight delivery service, as aforesaid, shall be deemed given on the first business day following the date when such notice is deposited with such delivery service. Any notice given by email shall be deemed given upon confirmation of receipt by the recipient thereof.

20.

This letter agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute the same agreement. Signatures to this agreement transmitted by facsimile transmission, by email in “portable document format” (.pdf) form, or by any other electronic or digital (such as DocuSign) means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Page Follows]

If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this letter agreement, which will constitute our agreement with respect to the matters set forth herein as of the date first above written.

Very truly yours,

CoreSite Realty Corporation

By:	/s/ Derek McCandless
Name: Derek McCandless
Title: SVP and General Counsel

[Signature Page to Confidentiality Agreement]

Accepted, Confirmed and Agreed:

AMERICAN TOWERS LLC

By:	/s/ Richard Rossi
Name: Richard Rossi
Title: Senior Vice President and General Counsel, U.S. Tower September 4, 2021

[Signature Page to Confidentiality Agreement]